Exhibit 1.01

CONFLICT MINERALS REPORT OF 2018

TO

FORM SD SPECIALIZED DISCLOSURE REPORT

OF

ECOLAB INC.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws.  Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “intend” and the like, or the use of the future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG (as such term is defined below) benefit armed groups.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source 3TG, (3) the accuracy and validity of the audits conducted under the Responsible Minerals Assurance Process (“RMAP”) assessment protocols and analogous audit programs with which the Responsible Minerals Initiative (“RMI”) has a mutual recognition agreement and (4) political and regulatory developments, whether in the Democratic Republic of the Congo (“DRC”) region, the United States or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of the filing of this document or to reflect the occurrence of unanticipated events.

I.Introduction

Except where the context otherwise requires, references in this Conflict Minerals Report to “Ecolab,” “Company,” “we” and “our” are to Ecolab Inc. and its subsidiaries, collectively.  As used herein and consistent with the Conflict Minerals Rule (as such term is defined below), (1) “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold and wolframite, and their metallic-form derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals, and (2) the “Conflict Minerals Rule” is, collectively, Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD.

Applicability of the Conflict Minerals Rule to Our Company

We are the global leader in water, hygiene and energy technologies and services that protect people and vital resources. We deliver comprehensive programs, products and services to promote safe food, maintain clean environments, optimize water and energy use, and develop and improve operating efficiencies for customers in the food, healthcare, energy, hospitality and industrial markets in more than 170 countries around the world. Our cleaning and sanitizing programs and products, and pest elimination services, support customers in the foodservice, food and beverage processing, hospitality, healthcare, government and education, retail, textile care and commercial facilities management sectors. Our products and technologies are also used in water treatment, pollution control, energy conservation, oil production and refining, primary metals manufacturing, papermaking, mining and other industrial processes.

We are required to make filings pursuant to the Conflict Minerals Rule because some of the products that we manufacture or contract to manufacture, in particular certain components of our control and dispensing equipment and healthcare product offerings, contain metallic forms of 3TG that are necessary to the functionality or production of the products.  Not all of our products contain 3TG. The 3TG content in our products accounts for only a small percentage of the total materials content and our products with 3TG content accounted for less than 1% of our 2018 total sales. Our in-scope products taken together as a whole include all four 3TG, though each in-scope product does not include all four 3TG.

We do not directly source 3TG from mines, smelters or refiners, and we believe that we are in most cases many levels removed from these market participants.  However, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy described below.

Reasonable Country of Origin Information

As required by the Conflict Minerals Rule, for 2018, we conducted a “reasonable country of origin inquiry” (“RCOI”) of the direct suppliers of the components, parts or products believed by us to contain 3TG.  Our RCOI was reasonably designed to determine in good faith whether any of the 3TG in our in-scope products may have originated or did originate in the DRC or an adjoining country or from recycled or scrap sources. For our RCOI, we utilized the processes and procedures contemplated by Steps 1 and 2 of the OECD Guidance (as defined below).  These steps of the OECD Guidance are described under “Design of Due Diligence Measures” and “Due Diligence Measures Performed by Ecolab.”

In connection with our RCOI, the Conflict Minerals Reporting Templates (as defined below) provided by our suppliers identified 316 smelters and refiners that processed the necessary 3TG contained in our in-scope products. The percentage of these smelters and refiners that were listed as “conformant” by the RMI with applicable RMAP assessment protocols, “active” with respect to progressing to compliance with such protocols, and not conformant or active as of December 31, 2018 are set forth in the table below. These smelters and refiners and their compliance status are listed on Annexes I and II.

Smelter or	Conflict Minerals
Refiner	Gold		Tantalum		Tin		Tungsten		Total
Status	No.	%	No.	%	No.	%	No.	%	No.	%
Conformant	102	66.7%	40	100%	73	90.1%	38	90.5%	253	80.1%
Active	4	2.6%	0	0.0%	0	0.0%	1	2.4%	5	1.6%
Not Conformant or Active	47	24.6%	0	0.0%	8	9.9%	3	7.1%	58	18.4%

To help achieve a greater level of specificity in determining the countries of origin of the 3TG processed by the smelters and refiners identified by our suppliers, we continued our practice of enlisting the services of a third-party service provider (the “Reviewer”) to review the smelters and refiners identified to us and provide us with a list of the related countries of origin and plausible countries of origin known to it. The identified countries of origin are listed below under “Product, Smelter and Refiner and Country of Origin Information.”  Our country of origin and plausibility determinations are derived from information known to us as an RMI member and information provided to us by the Reviewer.  This information is based on, among other things, RMAP audits, smelter and refiner disclosures, other information known to the Reviewer and RMI through their work in this subject area and mineral origin information in reports published by the U.S. Geological Survey.  Certain of the other compliance activities described in this Conflict Minerals Report also were performed on our behalf by the Reviewer.

Based on the information provided by the Reviewer and our own analysis of that information, we had reason to believe that some of the identified smelters and refiners sourced from the DRC and its adjoining countries.  Based on the results of our RCOI, we conducted due diligence for 2018. These due diligence efforts are discussed below.

II.Design of Due Diligence Measures

We designed our 3TG compliance procedures based on, and in conformity in all material respects with, the applicable portions of the five step framework of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (2016 Third Edition), including the supplements on tin, tantalum and tungsten and gold (the “OECD Guidance”).  Selected elements of our program design are discussed below. The headings below conform to the headings used in the OECD Guidance for each of the five steps. Selected due diligence measures that we took in respect of 2018 are discussed below under “Due Diligence Measures Performed by Ecolab.”

1.Establish strong company management systems

a. We have a team of responsible personnel from our regulatory affairs, global supply chain, legal, and research and development functions for the management and continued implementation of our 3TG compliance strategy. We also utilize specialist outside counsel and other advisors to assist us with our compliance efforts.

b. We have adopted and communicate to our suppliers and the public a company policy regarding 3TG (the “Conflict Minerals Policy”) for our supply chain. Among other things, the Conflict Minerals Policy contains our expectations that our suppliers:  (i) supply materials to Ecolab that are “DRC Conflict-Free”;  (ii) adopt policies and management systems with respect to 3TG and require their suppliers to adopt similar policies and systems; (iii) establish their own due diligence program to ensure conflict-free supply chains; and (iv) respond to survey requests in a timely manner, and with full disclosure, following the specific instructions provided. The Conflict Minerals Policy indicates that, in the event Ecolab determines that a supplier’s efforts to comply with the Conflict Minerals Policy have been deficient and the supplier fails to cooperate in developing and implementing reasonable remedial steps, Ecolab reserves the right to take appropriate actions up to and including discontinuing purchases from the supplier. Our policy is available on our website at https://www.ecolab.com/about/suppliers/conflict-mineral-policy.

Through our procurement policies and industry association membership and participation we support responsible sourcing from the DRC region. We do not support embargoes of the region.

c. We utilize the Conflict Minerals Reporting Template (the “Conflict Minerals Reporting Template”) developed by the RMI to identify smelters and refiners in our supply chain. The Conflict Minerals Reporting Template requests suppliers to provide information concerning the usage and source of 3TG in the products they provide Ecolab, as well as information concerning their related compliance efforts.

d. As a member company of the RMI, we contribute to the organization’s development and international uptake of a range of tools and resources focused on minerals supply chain due diligence, including independent third-party audit programs for smelters, Minerals Reporting Templates, supply chain risk assessment tools, Country of Origin data, and guidance documents on responsible sourcing of tin, tantalum, tungsten and gold, and cobalt.

e. We have implemented an IT solution managed by a third party to engage our direct suppliers and to maintain responses relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions, in an electronic format for at least five years.

f. Our procurement terms and conditions contain provisions relating to the sourcing of 3TG to be contained in our products.

g. We include as a part of our supplier quality review process inquiries concerning the supplier’s policies and procedures relating to 3TG sourcing.

h. In addition to other reporting methods set forth on our website and in our Code of Conduct and Supplier Code of Conduct, which is available on our website, we have a dedicated email address, conflictminerals@ecolab.com, which can be used by interested internal and external parties to contact Ecolab with respect to its supplier surveys, Conflict Minerals Policy and related matters such as grievances, concerns and other possibly relevant information.  This email serves as our grievance mechanism.

2.Identify and assess risk in the supply chain

a. We request that suppliers provide us with information concerning the usage and source of 3TG in the parts that they sell to us and their related compliance efforts through the completion of a Conflict Minerals Reporting Template. We follow up by email with suppliers that do not respond to the request within a specified time frame.

b. Our IT solution utilizes programming logic to review the Conflict Minerals Reporting Templates that we receive from suppliers and flags responses not conforming to specified criteria.

c. Smelter and refiner data is reviewed for us through the IT solution and by the Reviewer to verify, to the extent known by the Reviewer based on its research and other information as described earlier in this Conflict Minerals Report, (a) the validity of the smelters and refiners identified to us by the suppliers, (b) the audit status of such smelters and refiners, (c) the country of origin of the 3TG processed by such smelters and refiners, (d) the plausibility of the identified countries of origin having 3TG reserves or mines, and (e) whether such smelters and refiners obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

3.Design and implement a strategy to respond to identified risks

We have procedures for monitoring and reporting on risk to designated senior management, including our Executive Vice President, General Counsel and Secretary, on an ongoing basis. Pursuant to these procedures, our 3TG compliance team also reports the findings of its compliance efforts to a steering committee comprised of management personnel from our global supply chain, regulatory affairs, legal, and research and development functions.

We utilize a risk mitigation framework that allows for a flexible response commensurate with the risks identified. Under the framework, actions range from supplier education and follow-up to discontinuing purchases from a supplier.

In addition, to the extent that identified smelters and refiners are not listed as conformant, we seek to exercise leverage over these smelters and refiners to become so through our participation in and support of the RMI. We also utilize information provided by the RMI to its members to monitor smelter and refiner improvement.

4.Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

We support the RMAP through our membership in the RMI. The RMAP uses an independent third-party audit of smelter and refiner management systems and sourcing practices to validate conformance with RMAP protocols and current global standards. The audit employs a risk-based approach to validate smelters’ and refiners’ company level management processes for responsible mineral procurement.

In connection with our due diligence, we utilize and rely on information made available by the RMI concerning RMAP audits to assess smelter and refiner due diligence and to determine whether a smelter or refiner is conformant.

The data on which we relied for certain statements in this Conflict Minerals Report was obtained through our membership in the RMI.

5.Report on supply chain due diligence

We file a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission and make these documents available on our website at https://www.ecolab.com/about/suppliers/conflict-mineral-policy.

III.Due Diligence Measures Performed by Ecolab

Ecolab has performed the due diligence and related measures set forth below in respect of 2018. These are not all of the measures that we took in respect of 2018 in furtherance of our Conflict Minerals Policy and 3TG compliance program or pursuant to the Conflict Minerals Rule and the OECD Guidance.

We continued to refine and improve our product scoping processes. These process improvements led to a nominal year-over-year increase in the number of our in-scope suppliers despite the incorporation of several acquired companies into our 3TG compliance program. By keeping the number of our in-scope suppliers to a minimum we are able to better focus our risk mitigation efforts.

We sent requests to our in-scope suppliers to provide us with a completed Conflict Minerals Reporting Template. We made repeated follow-up requests with the suppliers that did not provide a response within the specified time frame. This year, through the use of improved information systems we simplified the supplier solicitation process. Additionally, we engaged additional resources for the follow-up solicitations.

We reviewed the completed responses received from the suppliers based on our approved review criteria to identify incomplete responses and specified sourcing risks and sent follow-up emails to suppliers providing incomplete or non-conforming responses.

We utilized the IT solution and the Reviewer to verify, to the extent known by the Reviewer based on its research and other information as described in this Conflict Minerals Report, (a) the validity of the smelters and refiners identified to us by the suppliers, (b) the audit status of such smelters and refiners, (c) the country of origin of the 3TG processed by such smelters and refiners, (d) the plausibility of the identified countries of origin having 3TG reserves or mines, and (e) whether such smelters and refiners obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

Our 3TG compliance team reported the findings of its compliance efforts in respect of 2018 to our management steering committee, which is described earlier in this Conflict Minerals Report.

We participated in independent third-party audits of smelters and refiners through our membership in the RMI.

IV.Product, Smelter and Refiner and Country of Origin Information

In-Scope Product Categories

For 2018, our in-scope products were in the following product categories:

A. Equipment used for the control and dispensing of chemical products.

B. Healthcare patient management systems and other miscellaneous components related to our Healthcare products.

Identified Smelters and Refiners

In connection with our due diligence, the suppliers identified to us the verified smelters and refiners listed in Annex I and Annex II below as having processed the necessary 3TG contained in our in-scope products in 2018. However, not all of the included smelters and refiners may have processed the necessary 3TG contained in our in-scope products.  In some cases, suppliers may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. The smelters and refiners listed in the Annexes may not be all of the smelters and refiners in our supply chain, since the suppliers may have been unable to identify the smelters and refiners of some of the necessary 3TG content contained in our in-scope products and because not all suppliers responded to our inquiries.

Annex I provides a list of smelters and refiners reported by the RMI as conformant with applicable RMAP assessment protocols or active with respect to progressing to compliance with such protocols. Annex II provides a list of verified smelters and refiners that were not conformant or active.

Potential Countries of Origin

In addition to sourcing from recycled and scrap sources, based on information received from the Reviewer, Ecolab believes the country of origin of the 3TG sourced by the smelters and refiners in the Annexes may include the following:

Angola*

Argentina

Armenia

Australia

Austria

Bolivia

Brazil

Burundi*

Cambodia

Canada

Central African Republic*

Chile

China

Colombia

Congo (Brazzaville)*

Czech Republic

Djibouti

DRC-Congo (Kinshasa)*

Ecuador

Egypt

Estonia Ethiopia Finland France Germany Ghana Guinea Guyana India Indonesia Ireland Israel Italy Ivory Coast Japan Jersey Kazakhstan Kenya Korea, Republic of Kyrgyzstan	Laos Madagascar Malaysia Mali Mexico Mongolia Morocco Mozambique Myanmar Namibia Niger Nigeria Papua New Guinea Peru Philippines Poland Portugal Russian Federation Rwanda* Saudi Arabia	Sierra Leone Slovakia South Africa South Sudan* Spain Suriname Sweden Switzerland Taiwan Tajikistan Tanzania* Thailand Turkey Uganda* United Kingdom United States Uzbekistan Viet Nam Zambia* Zimbabwe

*The DRC or adjoining countries.

For 2018, notwithstanding our compliance efforts, we may not have been able to determine the facilities at which at least a portion of the necessary 3TG contained in each of our in-scope products were processed. We also may not have been able to determine the country of origin for at least a portion of the necessary 3TG contained in each of our in-scope products. None of the necessary 3TG contained in our in-scope products were determined by us to directly or indirectly finance or benefit armed groups in the DRC or an adjoining country. However, we did not conclude that any of our products were “DRC conflict free.” The terms “adjoining country,” “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.

We endeavored to determine the mine or location of origin of the necessary 3TG contained in our in-scope products by requesting that the suppliers provide us with a completed Conflict Minerals Reporting Template and through the other measures described in this Conflict Minerals Report. Additionally, information made available by the RMI to its members and the Reviewer assisted us in determining whether the smelters and refiners identified to us by our suppliers obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country to the extent known by the Reviewer from its research.

V.Steps to Improve Due Diligence

We intend to take the following additional steps to mitigate the risk that the necessary 3TG in our in-scope products benefit armed groups:

•

Continue to refine our scoping efforts to reduce the number of suppliers that are part of our initial outreach, thereby facilitating better engagement with in-scope suppliers that are unresponsive or provide non-conforming responses.

•	Continue to follow up with suppliers that were unresponsive, provided non-conforming responses or provided company-level responses rather than product-level responses.

•

Enhance engagement with certain suppliers listing smelters and refiners sourcing 3TG in the DRC and adjoining countries to encourage the use of smelters and refiners validated as conformant with applicable RMAP assessment protocols.

•	Continue our membership in the RMI.

ANNEX I

List of Facilities Conformant with RMAP Protocols or on RMI Active List

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
8853 S.p.A.	Gold	Conformant	Italy
Advanced Chemical Company	Gold	Conformant	United States
Aida Chemical Industries Co., Ltd.	Gold	Conformant	Japan
Al Etihad Gold Refinery DMCC	Gold	Conformant	United Arab Emirates
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	Conformant	Germany
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	Conformant	Uzbekistan
AngloGold Ashanti Corrego do Sitio Mineracao	Gold	Conformant	Brazil
Argor-Heraeus S.A.	Gold	Conformant	Switzerland
Asahi Pretec Corp.	Gold	Conformant	Japan
Asahi Refining Canada Ltd.	Gold	Conformant	Canada
Asahi Refining USA Inc.	Gold	Conformant	United States
Asaka Riken Co., Ltd.	Gold	Conformant	Japan
AU Traders and Refiners	Gold	Conformant	South Africa
Aurubis AG	Gold	Conformant	Germany
Bangalore Refinery	Gold	Active	India
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	Conformant	Philippines
Boliden AB	Gold	Conformant	Sweden
C. Hafner GmbH + Co. KG	Gold	Conformant	Germany
CCR Refinery – Glencore Canada Corporation	Gold	Conformant	Canada
Cendres + Metaux S.A.	Gold	Conformant	Switzerland
Chimet S.p.A.	Gold	Conformant	Italy
Chugai Mining	Gold	Active	Japan
Daejin Indus Co., Ltd.	Gold	Conformant	Republic of Korea
DODUCO Contacts and Refining GmbH	Gold	Conformant	Germany
Dowa	Gold	Conformant	Japan
DS PRETECH Co., Ltd.	Gold	Conformant	Republic of Korea
DSC (Do Sung Corporation)	Gold	Conformant	Republic of Korea
Eco-System Recycling Co., Ltd.	Gold	Conformant	Japan
Emirates Gold DMCC	Gold	Conformant	United Arab Emirates
Geib Refining Corporation	Gold	Conformant	United States
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	Conformant	China
HeeSung Metal Ltd.	Gold	Conformant	Republic of Korea
Heimerle + Meule GmbH	Gold	Conformant	Germany
Heraeus Metals Hong Kong Ltd.	Gold	Conformant	China
Heraeus Precious Metals GmbH & Co. KG	Gold	Conformant	Germany

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	Conformant	China
Ishifuku Metal Industry Co., Ltd.	Gold	Conformant	Japan
Istanbul Gold Refinery	Gold	Conformant	Turkey
Italpreziosi	Gold	Conformant	Italy
Japan Mint	Gold	Conformant	Japan
Jiangxi Copper Co., Ltd.	Gold	Conformant	China
JSC Uralelectromed	Gold	Conformant	Russian Federation
JX Nippon Mining & Metals Co., Ltd.	Gold	Conformant	Japan
Kazzinc	Gold	Conformant	Kazakhstan
Kennecott Utah Copper LLC	Gold	Conformant	United States
KGHM Polska Miedz Spolka Akcyjna	Gold	Active	Poland
Kojima Chemicals Co., Ltd.	Gold	Conformant	Japan
Korea Zinc Co., Ltd.	Gold	Conformant	Republic of Korea
Kyrgyzaltyn JSC	Gold	Conformant	Kyrgyzstan
L’Orfebre S.A.	Gold	Conformant	Andorra
LS-NIKKO Copper Inc.	Gold	Conformant	Republic of Korea
Marsam Metals	Gold	Conformant	Brazil
Materion	Gold	Conformant	United States
Matsuda Sangyo Co., Ltd.	Gold	Conformant	Japan
Metalor Technologies (Hong Kong) Ltd.	Gold	Conformant	China
Metalor Technologies (Singapore) Pte., Ltd.	Gold	Conformant	Singapore
Metalor Technologies (Suzhou) Ltd.	Gold	Conformant	China
Metalor Technologies S.A.	Gold	Conformant	Switzerland
Metalor USA Refining Corporation	Gold	Conformant	United States
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	Conformant	Mexico
Mitsubishi Materials Corporation	Gold	Conformant	Japan
Mitsui Mining and Smelting Co., Ltd.	Gold	Conformant	Japan
MMTC-PAMP India Pvt., Ltd.	Gold	Conformant	India
Moscow Special Alloys Processing Plant	Gold	Conformant	Russian Federation
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	Conformant	Turkey
NH Recytech Company	Gold	Active	Republic of Korea
Nihon Material Co., Ltd.	Gold	Conformant	Japan
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	Conformant	Austria
Ohura Precious Metal Industry Co., Ltd.	Gold	Conformant	Japan
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold	Conformant	Russian Federation
OJSC Novosibirsk Refinery	Gold	Conformant	Russian Federation
PAMP S.A.	Gold	Conformant	Switzerland
Planta Recuperadora de Metales SpA	Gold	Conformant	Chile
Prioksky Plant of Non-Ferrous Metals	Gold	Conformant	Russian Federation
PT Aneka Tambang (Persero) Tbk	Gold	Conformant	Indonesia

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
PX Precinox S.A.	Gold	Conformant	Switzerland
Rand Refinery (Pty) Ltd.	Gold	Conformant	South Africa
Remondis PMR B.V.	Gold	Conformant	Netherlands
Royal Canadian Mint	Gold	Conformant	Canada
SAAMP	Gold	Conformant	France
Safimet S.p.A.	Gold	Conformant	Italy
Samduck Precious Metals	Gold	Conformant	Republic of Korea
SAXONIA Edelmetalle GmbH	Gold	Conformant	Germany
SEMPSA Joyeria Plateria S.A.	Gold	Conformant	Spain
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	Conformant	China
Sichuan Tianze Precious Metals Co., Ltd.	Gold	Conformant	China
Singway Technology Co., Ltd.	Gold	Conformant	Taiwan
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	Conformant	Russian Federation
Solar Applied Materials Technology Corp.	Gold	Conformant	Taiwan
Sumitomo Metal Mining Co., Ltd.	Gold	Conformant	Japan
SungEel HiMetal Co., Ltd.	Gold	Conformant	Republic of Korea
T.C.A. S.p.A.	Gold	Conformant	Italy
Tanaka Kikinzoku Kogyo K.K.	Gold	Conformant	Japan
The Refinery of Shandong Gold Mining Co., Ltd.	Gold	Conformant	China
Tokuriki Honten Co., Ltd.	Gold	Conformant	Japan
Torecom	Gold	Conformant	Republic of Korea
Umicore Brasil Ltda.	Gold	Conformant	Brazil
Umicore Precious Metals Thailand	Gold	Conformant	Thailand
Umicore S.A. Business Unit Precious Metals Refining	Gold	Conformant	Belgium
United Precious Metal Refining, Inc.	Gold	Conformant	United States
Valcambi S.A.	Gold	Conformant	Switzerland
Western Australian Mint (T/a The Perth Mint)	Gold	Conformant	Australia
WIELAND Edelmetalle GmbH	Gold	Conformant	Germany
Yamakin Co., Ltd.	Gold	Conformant	Japan
Yokohama Metal Co., Ltd.	Gold	Conformant	Japan
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	Conformant	China
Asaka Riken Co., Ltd.	Tantalum	Conformant	Japan
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	Conformant	China
D Block Metals, LLC	Tantalum	Conformant	United States
Exotech Inc.	Tantalum	Conformant	United States
F&X Electro-Materials Ltd.	Tantalum	Conformant	China
FIR Metals & Resource Ltd.	Tantalum	Conformant	China
Global Advanced Metals Aizu	Tantalum	Conformant	Japan

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
Global Advanced Metals Boyertown	Tantalum	Conformant	United States
Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	Conformant	China
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	Conformant	China
H.C. Starck Co., Ltd.	Tantalum	Conformant	Thailand
H.C. Starck Hermsdorf GmbH	Tantalum	Conformant	Germany
H.C. Starck Inc.	Tantalum	Conformant	United States
H.C. Starck Ltd.	Tantalum	Conformant	Japan
H.C. Starck Smelting GmbH & Co. KG	Tantalum	Conformant	Germany
H.C. Starck Tantalum and Niobium GmbH	Tantalum	Conformant	Germany
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	Conformant	China
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	Conformant	China
Jiangxi Tuohong New Raw Material	Tantalum	Conformant	China
JiuJiang Janny New Material Co., Ltd.	Tantalum	Conformant	China
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	Conformant	China
Jiujiang Tanbre Co., Ltd.	Tantalum	Conformant	China
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	Conformant	China
KEMET Blue Metals	Tantalum	Conformant	Mexico
Kemet Blue Powder	Tantalum	Conformant	United States
LSM Brasil S.A.	Tantalum	Conformant	Brazil
Metallurgical Products India Pvt., Ltd.	Tantalum	Conformant	India
Mineracao Taboca S.A.	Tantalum	Conformant	Brazil
Mitsui Mining and Smelting Co., Ltd.	Tantalum	Conformant	Japan
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	Conformant	China
NPM Silmet AS	Tantalum	Conformant	Estonia
Power Resources Ltd.	Tantalum	Conformant	Macedonia
QuantumClean	Tantalum	Conformant	United States
Resind Industria e Comercio Ltda.	Tantalum	Conformant	Brazil
Solikamsk Magnesium Works OAO	Tantalum	Conformant	Russian Federation
Taki Chemical Co., Ltd.	Tantalum	Conformant	Japan
Telex Metals	Tantalum	Conformant	United States
Ulba Metallurgical Plant JSC	Tantalum	Conformant	Kazakhstan
XinXing Haorong Electronic Material Co., Ltd.	Tantalum	Conformant	China
Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	Conformant	China
Alpha	Tin	Conformant	United States
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	Conformant	China
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	Conformant	China
China Tin Group Co., Ltd.	Tin	Conformant	China
CV Ayi Jaya	Tin	Conformant	Indonesia
CV Dua Sekawan	Tin	Conformant	Indonesia
CV Gita Pesona	Tin	Conformant	Indonesia

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
CV United Smelting	Tin	Conformant	Indonesia
CV Venus Inti Perkasa	Tin	Conformant	Indonesia
Dowa	Tin	Conformant	Japan
EM Vinto	Tin	Conformant	Bolivia
Fenix Metals	Tin	Conformant	Poland
Gejiu Fengming Metallurgy Chemical Plant	Tin	Conformant	China
Gejiu Jinye Mineral Company	Tin	Conformant	China
Gejiu Kai Meng Industry and Trade LLC	Tin	Conformant	China
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	Conformant	China
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	Conformant	China
Gejiu Zili Mining and Metallurgy Co., Ltd.	Tin	Conformant	China
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	Conformant	China
Guanyang Guida Nonferrous Metal Smelting Plant	Tin	Conformant	China
HuiChang Hill Tin Industry Co., Ltd.	Tin	Conformant	China
Huichang Jinshunda Tin Co., Ltd.	Tin	Conformant	China
Jiangxi New Nanshan Technology Ltd.	Tin	Conformant	China
Magnu's Minerais Metais e Ligas Ltda.	Tin	Conformant	Brazil
Malaysia Smelting Corporation (MSC)	Tin	Conformant	Malaysia
Melt Metais e Ligas S.A.	Tin	Conformant	Brazil
Metallic Resources, Inc.	Tin	Conformant	United States
Metallo Belgium N.V.	Tin	Conformant	Belgium
Metallo Spain S.L.U.	Tin	Conformant	Spain
Mineracao Taboca S.A.	Tin	Conformant	Brazil
Minsur	Tin	Conformant	Peru
Mitsubishi Materials Corporation	Tin	Conformant	Japan
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	Conformant	Thailand
O.M. Manufacturing Philippines, Inc.	Tin	Conformant	Philippines
Operaciones Metalurgical S.A.	Tin	Conformant	Bolivia
PT Aries Kencana Sejahtera	Tin	Conformant	Indonesia
PT Artha Cipta Langgeng	Tin	Conformant	Indonesia
PT ATD Makmur Mandiri Jaya	Tin	Conformant	Indonesia
PT Babel Inti Perkasa	Tin	Conformant	Indonesia
PT Babel Surya Alam Lestari	Tin	Conformant	Indonesia
PT Bangka Prima Tin	Tin	Conformant	Indonesia
PT Bangka Serumpun	Tin	Conformant	Indonesia
PT Bangka Tin Industry	Tin	Conformant	Indonesia
PT Belitung Industri Sejahtera	Tin	Conformant	Indonesia
PT Bukit Timah	Tin	Conformant	Indonesia
PT DS Jaya Abadi	Tin	Conformant	Indonesia
PT Inti Stania Prima	Tin	Conformant	Indonesia

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
PT Karimun Mining	Tin	Conformant	Indonesia
PT Kijang Jaya Mandiri	Tin	Conformant	Indonesia
PT Menara Cipta Mulia	Tin	Conformant	Indonesia
PT Mitra Stania Prima	Tin	Conformant	Indonesia
PT Panca Mega Persada	Tin	Conformant	Indonesia
PT Premium Tin Indonesia	Tin	Conformant	Indonesia
PT Prima Timah Utama	Tin	Conformant	Indonesia
PT Rajehan Ariq	Tin	Conformant	Indonesia
PT Refined Bangka Tin	Tin	Conformant	Indonesia
PT Sariwiguna Binasentosa	Tin	Conformant	Indonesia
PT Stanindo Inti Perkasa	Tin	Conformant	Indonesia
PT Sukses Inti Makmur	Tin	Conformant	Indonesia
PT Sumber Jaya Indah	Tin	Conformant	Indonesia
PT Timah (Persero) Tbk Kundur	Tin	Conformant	Indonesia
PT Timah (Persero) Tbk Mentok	Tin	Conformant	Indonesia
PT Tinindo Inter Nusa	Tin	Conformant	Indonesia
PT Tirus Putra Mandiri	Tin	Conformant	Indonesia
PT Tommy Utama	Tin	Conformant	Indonesia
Resind Industria e Comercio Ltda.	Tin	Conformant	Brazil
Rui Da Hung	Tin	Conformant	Taiwan
Soft Metais Ltda.	Tin	Conformant	Brazil
Thaisarco	Tin	Conformant	Thailand
Tin Technology & Refining	Tin	Conformant	United States
White Solder Metalurgia e Mineracao Ltda.	Tin	Conformant	Brazil
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	Conformant	China
Yunnan Tin Company Limited	Tin	Conformant	China
A.L.M.T. TUNGSTEN Corp.	Tungsten	Conformant	Japan
ACL Metais Eireli	Tungsten	Conformant	Brazil
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	Conformant	China
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	Conformant	China
Fujian Jinxin Tungsten Co., Ltd.	Tungsten	Conformant	China
Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten	Conformant	China
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	Conformant	China
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	Conformant	China
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	Conformant	China
Global Tungsten & Powders Corp.	Tungsten	Conformant	United States
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	Conformant	China
H.C. Starck Smelting GmbH & Co. KG	Tungsten	Conformant	Germany
H.C. Starck Tungsten GmbH	Tungsten	Conformant	Germany
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	Conformant	China

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	Conformant	China
Hunan Litian Tungsten Industry Co., Ltd.	Tungsten	Active	China
Hydrometallurg, JSC	Tungsten	Conformant	Russian Federation
Japan New Metals Co., Ltd.	Tungsten	Conformant	Japan
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	Conformant	China
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	Conformant	China
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	Conformant	China
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	Conformant	China
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	Conformant	China
Kennametal Fallon	Tungsten	Conformant	United States
Kennametal Huntsville	Tungsten	Conformant	United States
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	Conformant	China
Masan Tungsten Chemical LLC (MTC)	Tungsten	Conformant	Viet Nam
Moliren Ltd.	Tungsten	Conformant	Russian Federation
Niagara Refining LLC	Tungsten	Conformant	United States
Philippine Chuangxin Industrial Co., Inc.	Tungsten	Conformant	Philippines
South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten	Conformant	China
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	Conformant	Viet Nam
Unecha Refractory Metals Plant	Tungsten	Conformant	Russian Federation
Wolfram Bergbau und Hutten AG	Tungsten	Conformant	Austria
Woltech Korea Co., Ltd.	Tungsten	Conformant	Republic of Korea
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	Conformant	China
Xiamen Tungsten Co., Ltd.	Tungsten	Conformant	China
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	Conformant	China
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	Conformant	China

The following notes apply to Annex I above:

(1)

“Conformant” means that a smelter or refiner was conformant with the Responsible Minerals Assurance Process (“RMAP”) assessment protocols. Smelters and refiners with a “re-audit in progress” are still considered to be RMAP conformant

(2)	“Active” means that the smelter or refiner is a participant in the RMAP and has committed to undergo an audit or is participating in a cross-recognized certification program.

(3)

The designations of Conformant and Active and the smelter or refiner location reflected in the table are based solely on information made publicly available by the RMI, without independent verification by us.

ANNEX II

List of Verified Facilities Not Otherwise Listed as Conformant or Active

Smelter or Refiner Name	Mineral	Smelter or Refiner Location
Abington Reldan Metals, LLC	Gold	United States
African Gold Refinery	Gold	Uganda
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	Turkey
Caridad	Gold	Mexico
Daye Non-Ferrous Metals Mining Ltd.	Gold	China
Degussa Sonne / Mond Goldhandel GmbH	Gold	Germany
Dijllah Gold Refinery FZC	Gold	United Arab Emirates
Fidelity Printers and Refiners Ltd.	Gold	Zimbabwe
Fujairah Gold FZC	Gold	United Arab Emirates
GCC Gujrat Gold Centre Pvt. Ltd.	Gold	India
Great Wall Precious Metals Co., Ltd. of CBPM	Gold	China
Guangdong Jinding Gold Limited	Gold	China
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold	China
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	China
Hunan Chenzhou Mining Co., Ltd.	Gold	China
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Gold	China
HwaSeong CJ CO., LTD.	Gold	Republic of Korea
International Precious Metal Refiners	Gold	United Arab Emirates
JSC Ekaterinaburg Non-Ferrous Metal Processing Plant	Gold	Russian Federation
Kaloti Precious Metals	Gold	United Arab Emirates
Kazakhmys Smelting LLC	Gold	Kazakhstan
Kyshtym Copper-Electrolytic Plant ZAO	Gold	Russian Federation
L'azurde Company For Jewelry	Gold	Saudi Arabia
Lingbao Gold Co., Ltd.	Gold	China
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold	China
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold	China
Modeltech Sdn Bhd	Gold	Malaysia
Morris and Watson	Gold	New Zealand
Morris and Watson Gold Coast	Gold	Australia
Navoi Mining and Metallurgical Combinat	Gold	Uzbekistan
Pease & Curren	Gold	United States
Penglai Penggang Gold Industry Co., Ltd.	Gold	China
QG Refining LLC	Gold	United States
Refinery of Seemine Gold Co., Ltd.	Gold	China
Sabin Metal Corp.	Gold	United States
SAFINA A.S.	Gold	Czech Republic
Sai Refinery	Gold	India

Smelter or Refiner Name	Mineral	Smelter or Refiner Location
SAMWON Metals Corp.	Gold	Republic of Korea
Shandong Humon Smelting Co., Ltd.	Gold	China
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold	China
State Research Institute Center for Physical Sciences and Technology	Gold	Lithuania
Sudan Gold Refinery	Gold	Sudan
Tongling Nonferrous Metals Group Co., Ltd.	Gold	China
Tony Goetz NV	Gold	Belgium
TOO Tau-Ken-Altyn	Gold	Kazakhstan
Universal Precious Metals Refining Zambia	Gold	Zambia
Yunnan Copper Industry Co., Ltd.	Gold	China
An Vinh Joint Stock Mineral Processing Company	Tin	Viet Nam
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	Viet Nam
Estanho de Rondonia S.A.	Tin	Brazil
Modeltech Sdn Bhd	Tin	Malaysia
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	Viet Nam
Pongpipat Company Limited	Tin	Myanmar
Super Ligas	Tin	Brazil
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin	Viet Nam
Hunan Chenzhou Mining Co., Ltd.	Tungsten	China
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Tungsten	China
Jiangxi Minmentals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten	China